EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC. Direct subsidiaries of Spartan Stores, Inc.:
1.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC
2.	MARKET DEVELOPMENT CORPORATION Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development Corporation Jefferson Square (in IN) Market Street Plaza (in IN)
3.	SEAWAY FOOD TOWN, INC. (see this entity's subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) The Pharm (in OH)
4.	SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC
5.	SI INSURANCE AGENCY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan SI Insurance Agency, Inc.
6.	SPARTAN INSURANCE COMPANY LTD. Jurisdiction of Incorporation: Names under which business is conducted:	Bermuda Spartan Insurance Company Ltd.

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Seaway Food Town, Inc.
7.	SPARTAN STORES FUEL, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC D&W Quick Stop Family Fare Quick Stop Felpausch Quick Stop Glen's Quick Stop VG's Quick Stop
8.	FAMILY FARE, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:

Michigan
Family Fare, LLC
Family Fare Pharmacy
Family Fare Supermarket
Glen's Markets
Glen's Pharmacy
32nd Street Baking Co.
Café Creations
Felpausch Food Center
D&W Fresh Market
D&W Pharmacy
VG's Food Center
VG's Pharmacy
VG's Quick Stop

Subsidiary of Family Fare, LLC:
9.	PREVO'S FAMILY MARKETS, INC. (see this entity's subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo's Family Markets, Inc. D & W Fresh Market D & W Pharmacy Felpausch Food Center

Subsidiary of Prevo's Family Markets, Inc.:
10.	MSFC, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC

Subsidiaries of Seaway Food Town, Inc.:
11.	THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm

12.	SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.
13.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)
14.	PORT CLINTON REALTY COMPANY (General partnership owned 32% by Seaway Food Town, Inc.) Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Port Clinton Realty Company
15.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc.
16.	GRUBER'S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber's Real Estate, LLC